EXHIBIT 99.1

                         TEXACO REPORTS RESULTS
                         ----------------------
              FOR THE SECOND QUARTER AND FIRST HALF 1994
              ------------------------------------------

FOR IMMEDIATE RELEASE:  MONDAY, JULY 25, 1994.
- ---------------------------------------------
     WHITE PLAINS, N.Y., July 25 - Texaco Inc. announced today that consolidated worldwide net income from continuing operations (including special gains and charges) for the second quarter of 1994 was $115 million, or $.35 per share, as compared with $312 million, or $1.11 per share, for the second quarter of 1993. Net income from continuing operations (including special gains and charges) for the first half of 1994 was $317 million, or $1.04 per share, as compared with $593 million, or $2.09 per share, for the first half of 1993.

                                             Second Quarter      First Half
                                             --------------      ----------
Texaco Inc. (Millions):                      1994      1993      1994    1993
______________________________________________________________________________
Net income from continuing operations before
  special items                             $ 155     $ 312    $  357  $  593
Special charges                              (119)        -      (119)      -
Tax benefit on asset sale                      79         -        79       -
                                            -----     -----    ------  ------
Total net income from continuing operations   115       312       317     593

Discontinued chemical operations:
  Loss from operations                          -        (3)        -      (6)
  Loss on disposal of business                (87)        -       (87)      -
                                            -----     -----    ------  ------
Total net income                            $  28     $ 309    $  230  $  587
______________________________________________________________________________

     Net income from continuing operations for the second quarter of 1994 included special charges of $119 million related to the company's program to consolidate some operations and sell marginal activities. The charges included $88 million for anticipated costs associated with the expected reduction of approximately 2,500 employees over the next 12 months, as well as charges to adjust to fair market values certain properties which are being offered for sale.
     Net income from continuing operations for the second quarter of 1994 included $79 million of tax benefits realizable through the sale of an interest in a subsidiary. Of these benefits, $38 million was realizable due to the taxable gain on the sale of discontinued chemical operations.


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
                                   - 2 -

     Net income for the second quarter of 1994 included a charge of $87 million for discontinued operations relating to the completion of the first phase of a transaction to sell substantially all of Texaco's worldwide chemical business. The previously mentioned $38 million tax benefit, coupled with the $87 million charge for discontinued operations, impacted 1994 earnings by a net charge of $49 million. At the sale closing, the company received $650 million in cash and an 11-year subordinated note with a face value of $200 million.
     In commenting on 1994s second quarter and six months performance Alfred C. DeCrane, Jr., Texaco's Chairman of the Board and Chief Executive Officer stated, "The second quarter 1994 performance reflected upstream benefits from the steady strengthening of crude oil prices through the period. However, market conditions precluded recovery of these added costs to the refining and marketing units. Solid benefits were realized from operating efficiencies and overhead reductions, but not to sufficient levels to offset this squeeze on downstream margins. While crude oil prices rose in the period, they still averaged $3.34 per barrel below the 1993 first half level and $2.25 per barrel below second quarter 1993.
     "The weakened U.S. dollar adversely affected reported earnings, including a comparative $31 million non-cash charge for currency exchange losses due to the effect of the weakening of the U.S. dollar against the Pound Sterling on U.K. deferred income taxes.
     "The special charges taken in the period result from major shifts in operational and organizational functions which are the foundation of the company's recently announced action plan for growth and enhanced levels of competitiveness and profitability."


OPERATING EARNINGS FROM CONTINUING OPERATIONS
PETROLEUM AND NATURAL GAS
     UNITED STATES
                                             Second Quarter      First Half
Exploration & Production (Millions):         1994      1993     1994     1993
______________________________________________________________________________
Operating earnings from continuing
  operations before special items           $ 121     $ 163    $ 196    $ 296
Special charges                               (24)        -      (24)       -
                                            -----     -----    -----    -----
Total operating earnings                    $  97     $ 163    $ 172    $ 296
______________________________________________________________________________

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
                                    - 3 -

     Comparative earnings in the second quarter of 1994 were adversely impacted by lower crude oil prices. Although prices have strengthened since the first quarter of 1994, average prices in the second quarter of 1994 were more than $2 per barrel below prices for the second quarter of 1993. In addition, natural gas prices declined $.24 per MCF for the comparative quarters. These lower prices were partly offset by benefits from continuing reductions in operating expenses.
     For the first half of 1994, earnings were negatively impacted by the more than $3 per barrel lower average crude oil prices. Partially offsetting the lower crude prices were continued reductions in operating expenses and slightly higher natural gas prices.
     The company's results in 1994 benefited from its exploration and development program that has successfully added production.
     Special charges for 1994 provide for the estimated cost of employee separations.

                                             Second Quarter      First Half
                                             --------------      ----------
Manufacturing & Marketing (Millions):        1994      1993     1994     1993
_____________________________________________________________________________
Operating earnings from continuing
  operations before special items           $  39     $  60    $ 117    $ 109
Special charges                               (24)        -      (24)       -
                                            -----     -----    -----    -----
Total operating earnings                    $  15     $  60    $  93    $ 109
_____________________________________________________________________________

     Second quarter 1994 margins decreased as a result of rising refinery feedstock prices that could not be recovered in the marketplace. This quarterly decrease in margins more than offset the benefits of higher gasoline sales following the March 1994 successful introduction of Texaco's CleanSystem3 gasolines, as well as the benefits from improved performance at refineries. Results for the first half of 1994 were somewhat improved due to higher first quarter margins, mainly on the East and Gulf Coasts, combined with increased sales of branded gasolines.
     Special charges for 1994 relate to the adjustment to fair market value of certain facilities to be offered for sale and the estimated cost of employee separations.

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
                                    - 4 -


     INTERNATIONAL
                                             Second Quarter      First Half
                                             --------------      ----------
Exploration & Production (Millions):         1994      1993     1994     1993
______________________________________________________________________________
Operating earnings from continuing
  operations before special items           $  34     $  82    $  79    $ 161
Special charges                               (16)        -      (16)       -
                                            -----     -----    -----    -----
Total operating earnings                    $  18     $  82    $  63    $ 161
______________________________________________________________________________

     The decline in comparative second quarter and first half results were due to substantially lower crude oil prices as well as higher exploratory expenses. Partly offsetting these factors were increases in crude oil and natural gas liquids production, mainly in the U.K. sector of the North Sea, in Indonesia, and in the Partitioned Neutral Zone between Kuwait and Saudi Arabia. Natural gas production also increased as compared to the prior year, due to new North Sea U.K. production.
     The 1994 second quarter and first half included a charge of $11 million compared with benefits of $6 million for the second quarter and first half of 1993 relating to the currency exchange impacts of the Pound Sterling on deferred income taxes.
     Special charges for 1994 related to the adjustment to fair market value of certain properties being offered for sale and the estimated cost of employee separations.

                                             Second Quarter      First Half
                                             --------------      ----------
Manufacturing & Marketing (Millions):        1994      1993     1994     1993
______________________________________________________________________________
Operating earnings from continuing
  operations before special items           $  67     $ 119    $ 192    $ 241
Special charges                               (38)        -      (38)       -
                                            -----     -----    -----    -----
Total operating earnings                    $  29     $ 119    $ 154    $ 241
______________________________________________________________________________

     Results for 1994 versus 1993 reflected the decline in marketing margins that occurred during the second quarter, mainly in Europe. Second quarter results in the Caltex operating areas were unfavorably impacted by currency exchange effects and refining margins. Partly offsetting these decreases were higher marketing margins, mainly in Brazil, and increased sales volumes in Latin America, for the second quarter and first half of 1994. Earnings for the first half of 1994 benefited from the higher refining margins in Europe, which occurred in the first quarter of the year.
     The 1994 second quarter and first half included a charge of $12 million compared with benefits of $2 million for the second quarter and first half of 1993 relating to the currency exchange impacts of the Pound Sterling on deferred income taxes.
     Special charges for 1994 related to the estimated cost of employee separations and the adjustment to fair market value of certain properties being offered for sale.

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                                    - 5 -


CORPORATE/NONOPERATING RESULTS FROM CONTINUING OPERATIONS


                                             Second Quarter      First Half
                                             --------------      ----------
(Millions):                                  1994      1993     1994     1993
______________________________________________________________________________
Results from continuing operations
  before special items                      $(100)    $(110)   $(220)   $(209)
Special charges                               (17)        -      (17)       -
Tax benefit on asset sale                      79         -       79        -
                                            -----     -----    -----    -----
Total corporate/nonoperating                $ (38)    $(110)   $(158)   $(209)
______________________________________________________________________________

     Corporate/nonoperating expenses for both the second quarter and first half reflected the impact of lower corporate overhead offset by higher after tax interest expense. The second quarter 1994 results included a $7 million gain from the receipt of a cash option payment relative to the sale of a manufacturing facility currently under construction in Texas.
     The second quarter and first half of 1994 included $17 million of charges related to the estimated cost of employee separations. The 1994 results also included $79 million of tax benefits realizable through the sale of an interest in a subsidiary. Of these benefits, $38 million was realizable due to the taxable gain on the sale of discontinued chemical operations.


CAPITAL  AND  EXPLORATORY  EXPENDITURES
     Capital and exploratory expenditures for continuing operations, including equity in such expenditures of affiliates, were $1,231 million for the first half of 1994, as compared to $1,155 million for the same period in 1993. Expenditures for the second quarter of 1994 amounted to $607 million versus $621 million for the same quarter in 1993.
     Upstream expenditures in the United States reflected higher drilling activities in 1994 with particular emphasis on developmental gas projects mainly during the first quarter of this year. Internationally, higher exploration and development activities in Australia, China and Indonesia were more than offset by lower expenditures in the U.K. North Sea, where successful project completions have increased production of liquids and natural gas as compared to 1993.

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
                                    - 6 -

     Downstream expenditures in 1994 increased as compared to 1993 mainly due to investments in refinery construction and upgrade projects by Texaco's affiliate, Caltex, in Thailand and Singapore and higher retail marketing expenditures in Australia and Singapore. Additionally, Texaco is continuing its refinery upgrade project in Panama which is scheduled for completion in 1995, and has increased marketing expenditures in the United Kingdom and selected Latin American countries. In the United States, expenditures declined due to the completion of refinery upgrade projects underway in 1993 by both Texaco and Texaco's affiliate, Star Enterprise.

                                   - xxx -

NOTE  TO  EDITORS:  Tables for the second quarter and first half are attached.


CONTACTS:     Dave Dickson         914-253-4128
              Jim Swords           914-253-4103
              Jim Reisler          914-253-4389
              Cynthia Michener     914-253-4743


                                             Second Quarter       First Half
                                             --------------       ----------
                                             1994   1993  (b)    1994  1993  (b)
                                             ----   ----         ----  ----
FUNCTIONAL NET INCOME ($000,000)
- --------------------------------
Operating Earnings (Losses) from
 Continuing Operations  (a)
 Petroleum and natural gas
   Exploration and production
    United States                          $  97     $ 163     $ 172    $ 296
    International                             18        82        63      161
                                           -----     -----     -----    -----
     Total                                   115       245       235      457
                                           -----     -----     -----    -----

   Manufacturing, marketing and
   distribution
    United States                             15        60        93      109
    International                             29       119       154      241
                                           -----     -----     -----    -----
     Total                                    44       179       247      350
                                           -----     -----     -----    -----

     Total petroleum and natural gas         159       424       482      807

 Nonpetroleum                                 (6)       (2)       (7)      (5)
                                           -----     -----     -----    -----
     Total operating earnings                153       422       475      802

Corporate/Nonoperating   (a)                 (38)     (110)     (158)    (209)
                                           -----     -----     -----    -----

Net Income from continuing operations        115       312       317      593

Discontinued chemical operations
 Loss from operations                          -        (3)        -       (6)
 Loss on disposal                            (87)        -       (87)       -
                                           -----     -----     -----    -----
     Total Net Income                      $  28     $ 309     $ 230    $ 587
                                           =====     =====     =====    =====

Per common share (dollars):
- --------------------------
Net income (loss):
    Continuing operations                  $  .35    $ 1.11    $ 1.04   $ 2.09
    Discontinued operations                  (.34)     (.01)     (.34)    (.02)
                                           ------    ------    ------   ------
      Total net income                     $  .01    $ 1.10    $  .70   $ 2.07

Average number of common shares
 outstanding (000,000)                      259.3     258.8     259.2    258.8

(a) Includes special gains and charges.

(b) Results have been reclassified to separately identify discontinued chemical operations as appropriate.

                                               Second Quarter           First Half
                                               --------------           ----------
                                               1994      1993  (b)      1994   1993  (b)
                                               ----      ----           ----   ----

OTHER FINANCIAL DATA ($000,000)
- -------------------------------

Revenues from continuing operations           $ 8,000   $ 8,773      $15,434  $17,006

Total assets as of June 30  (c)                                      $25,900  $26,301

Stockholders' equity as of June 30  (c)                              $10,160  $10,198

Total debt as of June 30  (c)                                        $ 6,300  $ 6,678

Capital and exploratory expenditures
  Texaco Inc. and subsidiary companies
    Exploration and production
       United States                          $   180   $   160      $   450  $   300
       International                              142       202          265      378
                                              -------   -------      -------  -------
         Total                                    322       362          715      678
                                              -------   -------      -------  -------

    Manufacturing, marketing and
     distribution
       United States                               52        77          102      130
       International                               68        46          121       72
                                              -------   -------      -------  -------
         Total                                    120       123          223      202
                                              -------   -------      -------  -------

    Other                                           8         9           14       16
                                              -------   -------      -------  -------
         Total Texaco Inc. and
           subsidiaries                           450       494          952      896
                                              -------   -------      -------  -------

  Equity in affiliates
       United States                               26        40           51       77
       International                              131        87          228      182
                                              -------   -------      -------  -------
         Total equity in affiliates               157       127          279      259
                                              -------   -------      -------  -------
            Total continuing
             operations                           607       621        1,231    1,155

  Discontinued chemical operations                  1        25           20       48
                                              -------   -------      -------  -------
            Total                             $   608   $   646      $ 1,251  $ 1,203
                                              =======   =======      =======  =======

Dividends paid to common
  stockholders                                $   208   $   207      $   415  $   414

Dividends per common share (dollars)          $   .80   $   .80      $  1.60  $  1.60

Dividend requirements for preferred
  stockholders                                $    25   $    24      $    49  $    51

(b) Results have been reclassified to separately identify discontinued chemical operations as appropriate.
(c) Preliminary


                                                Second Quarter           First Half
                                                --------------           ----------
                                               1994      1993          1994      1993
                                               ----      ----          ----      ----

OPERATING DATA - INCLUDING INTERESTS
- ------------------------------------
  IN AFFILIATES
  -------------
   Net production of crude oil and
     natural gas liquids (000 BPD)
       United States                            408       423           408       426
       Other Western Hemisphere                  20        20            20        21
       Europe                                   104        71           110        74
       Other Eastern Hemisphere                 231       201           235       199
                                              -----     -----         -----     -----
         Total                                  763       715           773       720

   Net production of natural gas -
     available for sale (000 MCFPD)
       United States                          1,764     1,713         1,719     1,738
       International                            281       205           306       223
                                              -----     -----         -----     -----
         Total                                2,045     1,918         2,025     1,961

   Natural gas sales (000 MCFPD)
       United States                          3,175     2,745         3,045     2,762
       International                            295       219           322       240
                                              -----     -----         -----     -----
         Total                                3,470     2,964         3,367     3,002

   Natural gas liquids sales
   (including purchased LPGs) (000 BPD)
       United States                            196       166           196       188
       International                             56        52            58        45
                                              -----     -----         -----     -----
         Total                                  252       218           254       233

   Refinery input (000 BPD)
       United States                            665       681           640       675
       Other Western Hemisphere                  37        57            44        55
       Europe                                   322       314           325       322
       Other Eastern Hemisphere                 443       409           460       429
                                              -----     -----         -----     -----
         Total                                1,467     1,461         1,469     1,481

   Refined product sales (000 BPD)
       United States                            872       821           843       817
       Other Western Hemisphere                 297       281           304       286
       Europe                                   461       465           462       472
       Other Eastern Hemisphere                 676       704           700       731
                                              -----     -----         -----     -----
         Total                                2,306     2,271         2,309     2,306

Impact of Special Items On Functional Net Income ($000,000)
- -----------------------------------------------------------

                                               Second Quarter           First Half
                                               --------------           ----------
                                               1994      1993  (b)      1994   1993  (b)
                                               ----      ----           ----   ----
Operating Earnings (Losses) from Continuing
          Operations
   Exploration and production
     United States
      Operating earnings before spec. items  $  121    $  163        $  196    $  296
      Special charges                           (24)       -            (24)       -
                                             ------    ------        ------    ------
       Total operating earnings                  97       163           172       296
                                             ------    ------        ------    ------

     International
      Operating earnings before spec. items      34        82            79       161
      Special charges                           (16)        -           (16)        -
                                             ------    ------        ------    ------
        Total operating earnings                 18        82            63       161
                                             ------    ------        ------    ------

   Manufacturing, marketing and distribution
     United States
      Operating earnings before spec. items      39        60           117       109
      Special charges                           (24)       -            (24)       -
                                             ------    ------        ------    ------
       Total operating earnings                  15        60            93       109
                                             ------    ------        ------    ------

     International
      Operating earnings before spec. items      67       119           192       241
      Special charges                           (38)       -            (38)       -
                                             ------    ------        ------    ------
       Total operating earnings                  29       119           154       241
                                             ------    ------        ------    ------

   Nonpetroleum
      Operating earnings before spec. items      (6)       (2)           (7)       (5)
      Special charges                            -         -             -          -
                                             ------    ------        ------    ------
       Total operating earnings                  (6)       (2)           (7)       (5)
                                             ------    ------        ------    ------

Corporate/Nonoperating
      Total before spec. items                 (100)     (110)         (220)     (209)
      Special charges/gains                      62         -            62         -
                                             ------    ------        ------    ------
        Total Corporate/Nonoperating            (38)     (110)         (158)     (209)
                                             ------    ------        ------    ------
Net Income from continuing operations           115       312           317       593
                                             ------    ------        ------    ------

Discontinued chemical operations
      Loss from operations                        -        (3)           -         (6)
      Loss on disposal                          (87)        -          (87)         -
                                             ------    ------        ------    ------

Net Loss from discontinued operations           (87)       (3)          (87)       (6)
                                             ------    ------        ------    ------


   Total Net Income, as reported             $   28    $  309        $  230    $  587
                                             ======    ======        ======    ======

(b) Results have been reclassified to separately identify discontinued chemical operations as appropriate.